Exhibit 5.1
Our ref    ADN/811159-000001/77879747v2

Lavoro Limited
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

10 June, 2024

Lavoro Limited
We have acted as counsel as to Cayman Islands law to Lavoro Limited (the "Company") in connection with the Company's shelf registration statement on Form F-3, including the related base prospectus and all amendments or supplements thereto (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) originally filed with the United States Securities and Exchange Commission (the "SEC") on the date hereof under the United States Securities Act of 1933, as amended (the "Securities Act") in connection with the offering from time to time of Class A ordinary shares of a par value of US$0.001 each of the Company (the "Shares") by the Company and/or certain selling shareholders (each a "Selling Shareholder").
1Documents Reviewed
We have reviewed originals, copies, drafts or conformed copies of the following documents:
1.1The certificate of incorporation dated 25 August 2022 and the amended and restated memorandum and articles of association of the Company as adopted on 28 February 2023 (the "Memorandum and Articles").
1.2The written resolutions of the board of directors of the Company dated 10 June 2024 (together, the "Resolutions"), and the corporate records of the Company maintained at its registered office in the Cayman Islands.
1.3A certificate of good standing with respect to the Company issued by the Registrar of Companies (the "Certificate of Good Standing").
1.4A certificate from a director of the Company a copy of which is attached to this opinion letter (the "Director's Certificate").
1.5The Registration Statement.

2Assumptions
The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:
2.1Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.
2.2All signatures, initials and seals are genuine.
2.3No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares.
2.4There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement.
2.5There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below. Specifically, we have made no independent investigation of the laws of the State of New York.
2.6The Company has received or will receive money or money's worth in consideration for the issue of the Shares and none of the Shares were or will be issued for less than par value and have been or will be duly registered in the Register of Members.
2.7There will be sufficient Shares authorised for issue under the Memorandum and Articles.
Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion letter.
3Opinions
Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.
3.2In the event of a primary offering, upon the due authorisation and issuance of the Shares and payment of the consideration therefor, such Shares will be legally issued, fully paid and non-assessable.
3.3In the event of a secondary offering, when transferred by a Selling Shareholder, the transfer thereof recorded in the register of members of the Company and paid for as described in the Registration Statement, any corresponding prospectus supplement and any underwriting agreement, the Shares will remain legally issued, fully paid and non-assessable.
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4Qualifications
The opinions expressed above are subject to the following qualifications:
4.1To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.
4.2Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 3.2, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
4.3In this opinion letter the phrase "non-assessable" means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the headings "Enforceability of Civil Liabilities", "Enforcement of Civil Liabilities – Cayman Islands" and "Legal Matters" in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.
We express no view as to the commercial terms of the Registration Statement or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.
The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Shares and express no opinion or observation upon the terms of any such document.
This opinion letter is addressed to you and may be relied upon by you, your counsel and purchasers of Shares pursuant to the Registration Statement. This opinion letter is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.
Yours faithfully

/s/ Maples and Calder (Cayman) LLP
Maples and Calder (Cayman) LLP
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Lavoro Limited
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

To:    Maples and Calder (Cayman) LLP
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
10 June, 2024
Lavoro Limited (the "Company")
I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (the "Opinion") in relation to certain aspects of Cayman Islands law. Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion. I hereby certify that:
1The Memorandum and Articles remain in full force and effect and are unamended.
2The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges of the Company.
3The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.
4The authorised share capital of the Company is US$1,500,000 divided into 1,400,000,000 Class A ordinary shares of a par value of US$0.001 each and 100,000,000 preference shares of a par value of USS$0.001 each. The issued share capital of the Company prior to the issue of the Shares is 116,608,329 Class A ordinary shares of a par value of US$0.001 each which have been issued as fully paid and non assessable.
5The shareholders of the Company (the "Shareholders") have not restricted the powers of the directors of the Company in any way.
6The directors of the Company at the date of the Resolutions and at the date of this certificate were and are as follows: Daniel Fisberg, Marcos de Mello Mattos Haaland, Eduardo Daher, David Friedberg, Ricardo Leonel Scavazza, Lauren St Clair and Michael Stern.
7The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Shareholders and directors (or any committee thereof) of the Company (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings or passed by written resolution or consent, as the case may be.
8Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Registration Statement, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Registration

Statement for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.
9Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.
10To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or Shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.
11To the best of my knowledge and belief, having made due inquiry, there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.
12The Registration Statement has been, or will be, authorised and duly executed and delivered by or on behalf of all relevant parties in accordance with all relevant laws.
13No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares.
14The Shares to be offered pursuant to the Registration Statement have been, or will be, duly registered, and will continue to be registered, in the Company's register of members (shareholders).
15The Company is not a central bank, monetary authority or other sovereign entity of any state and is not a subsidiary, direct or indirect, of any sovereign entity or state.
16There is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement.
(Signature Page follows)

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I confirm that you may continue to rely on this certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you in writing personally to the contrary.

Signature: /s/ Marcos de Mello Mattos Haaland
Name: Marcos de Mello Mattos Haaland
Title: Director
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